                                                                    EXHIBIT 4.01

                             AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT



                               November 15, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                   Page
                                                                   ----
1.   Registration Rights...........................................  1.
     -------------------
     1.1     Definitions...........................................  1.
             -----------
     1.2     Request for Registration..............................  2.
             ------------------------
     1.3     Company Registration..................................  4.
             --------------------
     1.4     Obligations of the Company............................  4.
             --------------------------
     1.5     Furnish Information...................................  5.
             -------------------
     1.6     Expenses of Demand Registration.......................  5.
             -------------------------------
     1.7     Expenses of Company Registration......................  6.
             --------------------------------
     1.8     Underwriting Requirements.............................  6.
             -------------------------
     1.9     Delay of Registration.................................  7.
             ---------------------
     1.10    Indemnification.......................................  7.
             ---------------
     1.11    Reports Under Securities Exchange Act of 1934.........  9.
             ---------------------------------------------
     1.12    Form S-3 Registration.................................  9.
             ---------------------
     1.13    Assignment of Registration Rights..................... 10.
             ---------------------------------
     1.14    Limitations on Subsequent Registration Rights......... 11.
             ---------------------------------------------
     1.15    "Market Stand-Off" Agreement.......................... 11.
             ----------------------------
     1.16    Termination of Registration Rights.................... 12.
             ----------------------------------

2.   Covenants of the Company...................................... 12.
     ------------------------
     2.1     Delivery of Financial Statements...................... 12.
             --------------------------------
     2.2     Special Covenants..................................... 12.
             -----------------
     2.3     Termination of Information and Inspection Covenants... 13.
             ---------------------------------------------------
     2.4     Right of First Offer.................................. 13.
             --------------------
     2.5     Key-Person Insurance.................................. 15.
             --------------------
     2.6     Directors' Expenses................................... 15.
             -------------------
     2.7     Certain Board Approval................................ 15.
             ----------------------
     2.8     Confidentiality....................................... 15.
             ---------------

3.   Miscellaneous................................................. 15.
     -------------
     3.1     Successors and Assigns................................ 15.
             ----------------------
     3.2     Governing Law......................................... 15.
             -------------
     3.3     Counterparts.......................................... 15.
             ------------
     3.4     Titles and Subtitles.................................. 16.
             --------------------
     3.5     Notices............................................... 16.
             -------
     3.6     Expenses.............................................. 16.
             --------
     3.7     Amendments and Waivers................................ 16.
             ----------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                  Page
                                                                  ----
     3.8     Severability.......................................... 16.
             ------------
     3.9     Aggregation of Stock.................................. 16.
             --------------------
     3.10    Entire Agreement; Amendment; Waiver................... 16.
             -----------------------------------
     3.11    Representation........................................ 16.
             --------------
     3.12    Limitations on Disposition............................ 17.
             --------------------------


SCHEDULE A - Schedule of Investors
SCHEDULE B - Schedule of Stockholders

                                     iii.

                             AMENDED AND RESTATED
                             --------------------

                          INVESTORS' RIGHTS AGREEMENT
                          ---------------------------


          THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 15th day of November, 1996, by and between VeriSign, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each
                                                         ----------
of which is herein referred to as an "Investor."

                                   RECITALS
                                   --------


          WHEREAS, certain of the Investors hold shares of the Company's Series A Preferred Stock and/or Series B Preferred Stock and/or Common Stock (the "Prior Investors") and possess registration rights, information rights, rights of first refusal, and other rights pursuant to that certain Investor's Rights Agreement dated February 20, 1996 (the "Prior Rights Agreement");

          WHEREAS, certain Investors are parties to the Series C Preferred Stock Purchase Agreement of even date herewith between the Company and certain of the Investors (the "Series C Agreement");

          WHEREAS, in order to induce the Company to enter into the Series C Agreement and to induce the Investors who are parties to the Series C Agreement to invest funds in the Company, the Prior Investors and the Company have agreed to enter into this Agreement amending and restating the Prior Rights Agreement in order to govern the rights of the Investors to cause the Company to register shares of Common Stock and certain other matters as set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

          1.   Registration Rights.  The Company covenants and agrees as
               -------------------
               follows:

               1.1  Definitions.  For purposes of this Section 1:
                    -----------

                    (a) The term "Act" means the Securities Act of 1933, as amended.

                    (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                    (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof

                    (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                    (e) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                    (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, (ii) any additional Common Stock of the Company held of record by a Holder and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned. For purposes of Section 1.3 hereof only, the definition of Registrable Securities shall also include the shares of Common Stock of the Company set forth on Schedule B attached hereto.
                                  ----------

                    (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                    (h) The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  Request for Registration.
               ------------------------

               (a) If the Company shall receive at any time after the earlier of (i) January 1, 1997, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act, then the Company shall:

                                      2.

                    (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                    (ii) effect as soon as practicable, and in any event within one hundred twenty (120) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                                      3.

               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                    (i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                    (ii) During the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below and that may be effectively marketed by means of the Form S-3 prospectus that the Company proposes to use.

          1.3  Company Registration.  If (but without any obligation to do so)
               --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4  Obligations of the Company.  Whenever required under this
               --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included

                                      4.

in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          1.5  Furnish Information.
               -------------------

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information

                                      5.

regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b), whichever is applicable.

          1.6  Expenses of Demand Registration.  All expenses other than
               -------------------------------
underwriting discounts and commissions (which shall be borne pro rata by the selling Holders based on the number of Registrable Securities registered by each such Holder) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.7  Expenses of Company Registration.  The Company shall bear and
               --------------------------------
pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be borne pro rata by the selling Holders based on the number of Registrable Securities registered by each such Holder).

          1.8  Underwriting Requirements.  In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the

                                      6.

underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder" as defined in this sentence.

          1.9  Delay of Registration.  No Holder shall have any right to
               ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or

                                      7.

supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if

                                      8.

representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
1.10 to the extent and only to the extent the failure to timely deliver such notice has prejudiced the indemnified party's ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e)  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934.  With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as

                                      9.

practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 Form S-3 Registration.  In case the Company shall receive from
               ---------------------
any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this

                                      10.

right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this, Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for all selling Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities (which shall be borne pro rata by the selling Holders based on the number of Registrable Securities registered by each such Holder), shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13 Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14 Limitations on Subsequent Registration Rights.  From and after
               ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its

                                      11.

securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.15 "Market Stand-Off" Agreement.  Each Investor hereby agrees that,
               ----------------------------
during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

               (a) such agreement shall not exceed one hundred eighty (180) days; and

               (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements or the Company imposes stock transfer restrictions on such person's shares pursuant to the following paragraph.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.16 Termination of Registration Rights.
               ----------------------------------

               (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or
(ii) such time as the Holder can sell all of such stock under Rule 144(k) (or successor rule) promulgated by the SEC.

     2.   Covenants of the Company.
          ------------------------

          2.1  Delivery of Financial Statements.  The Company shall deliver to
               --------------------------------
each Investor who holds a minimum of 50,000 shares of Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations):

                                      12.

               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet and a statement of stockholder's equity as of the end of such fiscal quarter;

               (c) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and operating plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

          2.2  Special Covenants.
               -----------------

               (a) The Company shall deliver to each Investor as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit such Investor to calculate its percentage equity ownership in the Company.

               (b) The Company shall deliver to each Investor such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Investor or any assignee of such Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (b) or any other subsection of
Section 2.2 to provide information which it deems in good faith to be a trade secret or similar confidential information.

               (c) The Company shall permit each Investor, at its expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor; provided, however, that the Company shall not be

                                      13.

obligated pursuant to this subsection (c) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3  Termination of Information and Inspection Covenants.  The
               ---------------------------------------------------
covenants set forth in Sections 2.1, 2.2 and 2.4 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated. In addition, notwithstanding anything to the contrary in this
Section 2, the Company shall have no obligation to deliver any information pursuant to the provisions of Section 2.1(c)(i) which the Company believes to be a trade secret or similar confidential information or (ii) to any Investor whom the Company's Board of Directors reasonably determines is a direct or indirect competitor or potential competitor of the Company or any of its affiliated entities.

          2.4  Right of First Offer.  Subject to the terms and conditions
               --------------------
specified in this Section 2.4, the Company hereby grants to each Investor and to Mr. Stratton Sclavos (who, solely for purposes of this Section 2.4 shall be considered an "Investor") a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by registered or certified mail ("Notice") to the Investors (but need not send a notice to an Investor's general partners and affiliates) stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) Within twenty (20) calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then held by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities). The Company shall promptly, in writing, inform each Investor which purchases all the shares available to it ("Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors which is equal to the proportion that the number of shares of Common Stock issued

                                      14.

and held, or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

               (c) If all Shares which Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90)-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

               (d) The right of first offer in this Section 2.4 shall not be applicable (i) to the issuance and sale of the Series C Preferred Stock to be purchased at the Closing, as defined in the Series C Agreement, (ii) to the issuance or sale of not to exceed 4,370,000 shares of Common Stock (or options therefor) to employees, consultants, directors or officers of the Company, members of advisory boards of the Company, entities of strategic significance to the Company, or lenders or vendors to the Company (and not repurchased at cost by the Company in connection with the termination of employment or service relationship) subsequent to the date of this Agreement, (iii) to securities offered to the public generally pursuant to a registration statement, (iv) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (v) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (vi) to stock issued in connection with any split, stock dividend or recapitalization by the Company.

               (e) The right of first offer set forth in this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Investor, (ii) such right is assignable to an assignee purchasing at least fifty percent (50%) of the outstanding Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock originally purchased by such Investor and (iii) such right is assignable between and among any of the Investors.

               (f) That certain Right of First Refusal Agreement dated July 26, 1995 between the Company and Mr. Stratton Sclavos is hereby terminated and is replaced in its entirety by this Section 2.4.

                                      15.

          2.5  Key-Person Insurance.  As long as any shares of Series A
               --------------------
Preferred Stock, Series B Preferred Stock or Series C Preferred Stock remain outstanding, the Company shall maintain, from financially sound and reputable insurers, a term life insurance policy in the amount of at least $1,000,000 on the life of Stratton Sclavos for so long as such individual remains an employee of the Company. Such policy names the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

          2.6  Directors' Expenses.  The Company shall reimburse reasonable
               -------------------
out-of-pocket expenses incurred by the Directors in attending Board of Directors' meetings.

          2.7  Certain Board Approval.  The Company agrees that it will obtain
               ----------------------
the Board of Directors' prior approval before entering into any agreement with RSA Data Security, Inc., a Delaware corporation, which is outside of the ordinary course of the Company's business and provides for payments to or by the Company in excess of $25,000.

          2.8  Confidentiality.  Kleiner Perkins Caulfield & Byers acknowledges
               ---------------
that any member of the Board of Directors appointed by it shall have the fiduciary duties applicable to members of the Board of Directors under law with respect to the information provided under Article 2 of this Agreement.

     3.   Miscellaneous.
          -------------

          3.1  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          3.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon

                                      16.

personal delivery to the party to be notified or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6  Expenses. If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.8  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9  Aggregation of Stock.  All shares of Registrable Securities
               --------------------
held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.10 Entire Agreement.  This Agreement (including the Exhibits
               ----------------
hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          3.11 Representation.  By executing this Agreement, each Investor
               --------------
acknowledges and agrees that it has been advised to, and has had an opportunity to, consult with its own attorney in connection with this Agreement. In connection with the execution of the Prior Rights Agreement, each Investor executing same acknowledges and agrees that Brobeck, Phleger & Harrison LLP represented Kleiner Perkins Caulfield & Byers solely and that each such Investor had been advised to, and had an opportunity to, consult with its own attorney in connection with the Prior Rights Agreement.

          3.12 Limitations on Disposition.  Each Investor agrees not to make any
               --------------------------
disposition of any Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (or any securities issued upon the conversion thereof) unless and until the transferee has

                                      17.

agreed in writing for the benefit of the Company to be bound by this Section 3.12, provided and to the extent such section is then applicable, and:

               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, if the transferee agrees in writing to be subject to the terms of this Section 3.12 to the same extent as if he were an original Investor hereunder.

               (d) Nothing in this Agreement prohibits a party from selling, assigning, transferring or pledging shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock to an affiliate of such party whether foreign, domestic or otherwise, provided that Section 1.13 is satisfied.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                      18.

     This Amendment is hereby executed as of the date first above written.

COMPANY:                            VERISIGN, INC., a Delaware corporation

                                    By: /s/ Stratton Sclavos
                                       ------------------------------------
                                         Stratton Sclavos, President

                                    Address:  2593 Coast Avenue
                                              Mountain View, CA 94043



PRIOR INVESTORS:                    AMERITECH DEVELOPMENT CORPORATION

                                    By: /s/ Thomas Touton
                                       ------------------------------------

                                    Name:  Thomas Touton

                                    Title:    Vice President - Venture Capital

                                    Address:  30 South Wacker Drive, 37th Floor
                                              Chicago, IL 60606

                                    BESSEMER VENTURE PARTNERS DCI

                                    By:  Bessemer Venture Partners III, L.P.
                                         Managing General partner

                                    By:  Deer III & Co.

                                         By: /s/ Robert H. Buescher
                                            --------------------------------

                                         Name:  Robert H. Buescher
                                              ------------------------------

                                         Title:  Partner
                                               -----------------------------

                                         Address:  1025 Old Country Road
                                                   Suite 205
                                                   Westbury, NY 11590

                                    /s/ D. James Bidzos
                                    ----------------------------------------
                                    D. James Bidzos

                                   Address:  c/o RSA Data Security, Inc.

                                             100 Marine Parkway, Suite 500
                                             Redwood City, CA 94065

                                   FIRST TZMM INVESTMENT PARTNERSHIP

                                   By: /s/ Timothy Tomlinson
                                      -----------------------------------------

                                   Name:  Timothy Tomlinson

                                   Title:    General Partner

                                   Address:  c/o Tomlinson Zisko Morosoli &
                                             Maser LLP
                                             200 Page Mill Road, 2nd Floor
                                             Palo Alto, CA 94306

                                   FISCHER SECURITY CORPORATION L.L.C.

                                   By: /s/ Addison M. Fischer
                                      -----------------------------------------

                                   Name:     Addison M. Fischer
                                             ----------------------------------

                                   Title:    Managing Director

                                   Address:  4073 Mercantile Avenue
                                             Naples, FL 33942

                                   GC&H INVESTMENTS

                                   By: /s/ James C. Kitch
                                      -----------------------------------------

                                   Name:     James C. Kitch
                                             ----------------------------------

                                   Title:    Executive Partner
                                             ----------------------------------

                                   Address:  3000 Sand Hill Road
                                             Building 3, Suite 230
                                             Menlo Park, CA 94025

                                   INTEL CORPORATION

                                   By: /s/ Satish Rishi
                                      -----------------------------------------

                                   Name: Satish Rishi
                                        ---------------------------------------

                                   Title: Assistant Treasurer
                                         --------------------------------------


                   [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS RIGHTS AGREEMENT]

                                   Address:  2200 Mission College Boulevard
                                             Santa Clara, CA 95052

                                   KAIRDOS L.L.C.

                                   By: /s/ D. James Bidzos
                                      ---------------------------------------

                                   Name:  D. James Bidzos

                                   Title:    Manager

                                   Address:  c/o D. James Bidzos
                                             RSA Data Security, Inc.
                                             100 Marine Parkway, Suite 500
                                             Redwood City, Ca 94065

                                   KLEINER PERKINS CAULFIELD & BYERS VII

                                   By: /s/ Kevin R. Compton
                                      ---------------------------------------

                                   Name:  Kevin R. Compton

                                   Title:    General Partner

                                   Address:  2750 Sand Hill Road
                                   Menlo Park, CA 94025

                                   KPCB INFORMATION SCIENCE ZAIBATSU FUND II

                                   By: /s/ Kevin R. Compton
                                      ---------------------------------------

                                   Name:  Kevin R. Compton

                                   Title:    General Partner

                                   Address:  2750 Sand Hill Road
                                             Menlo Park, CA 94025

                                   KPCB VII FOUNDERS FUND

                                   By: /s/ Kevin R. Compton
                                      ---------------------------------------

                                   Name:  Kevin R. Compton

                                   Title:    General Partner


                   [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS RIGHTS AGREEMENT]

                                   Address:  2750 Sand Hill Road
                                             Menlo Park, CA 94025

                                   MITSUBISHI CORPORATION

                                   By:_______________________________________

                                   Name:  Hironori Aihara

                                   Title:    Managing Director

                                   Address:  6-3, Marunouchi 2-Chome
                                             Chiyoda-ku, Tokyo 100-86
                                             Japan

                                   /s/ Ronald Rivest
                                   ------------------------------------------
                                   Ronald Rivest

                                   Address:  24 Candia Street
                                             Arlington, MA 02174

                                   RSA DATA SECURITY, INC.

                                   By: /s/ D. James Bidzos
                                      ---------------------------------------
                                   Name:  D. James Bidzos

                                   Title:    CEO

                                   Address:  100 Marine Parkway, Suite 500
                                             Redwood City, CA 94065

                                   SECURITY DYNAMICS TECHNOLOGIES, INC.

                                   By: /s/ Charles R. Stuckey
                                      ---------------------------------------
                                   Name: Charles R. Stuckey
                                        -------------------------------------
                                   Title: Chairman and CEO
                                         ------------------------------------
                                   Address:  20 Crosby Drive
                                             Bedford, MA 01730

                                   TZM INVESTMENT FUND

                                   By: /s/ Timothy Tomlinson
                                      ---------------------------------------

                   [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS RIGHTS AGREEMENT]

                                   Name:  Timothy Tomlinson

                                   Title:    General Partner

                                   Address:  c/o Tomlinson Zisko Morosoli &
                                             Maser LLP
                                             200 Page Mill Road, 2nd Floor
                                             Palo Alto, CA 94306

                                   VISA INTERNATIONAL SERVICE ASSOCIATION

                                   By: /s/ William Chenevich
                                      ---------------------------------------

                                    Name:     William Chenevich
                                             --------------------------------

                                    Title:     EVP
                                             --------------------------------

                                  Address:  c/o Andrew Konstantaras
                                             Legal Department
                                             VISA
                                             900 Metro Center Boulevard
                                             Foster City, CA 94404

Acknowledged and Agreed Solely
with Respect to Section 2.4:

 /s/ Stratton Sclavos
------------------------------

________________
Stratton Sclavos

Address:  2593 Coast Avenue
          Mountain View,
          CA 94043

INVESTORS:                         CISCO SYSTEMS, INC.


                                   By:  /s/ Cisco Systems, Inc.
                                      ---------------------------------

                                   Name:     __________________________

                                   Title:    __________________________

                                   Address:  170 West Tasman Drive

                   [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS RIGHTS AGREEMENT]

                                             Building J-4
                                             San Jose, CA 95134
                                             Attention:  Mike Volpi

                                   MICROSOFT CORPORATION


                                   By: /s/ Gregory B. Maffei
                                      ------------------------------------------

                                   Name:     Gregory B. Maffei
                                             -----------------------------------

                                   Title:    VP Corporate Development; Treasurer
                                             -----------------------------------

                                   Address:  One Microsoft Way
                                             Redmond, WA  98052-6399
                                             Attn: Robert A. Eshelman
                                                  ------------------------------

                                   COMCAST INVESTMENT HOLDINGS, INC.


                                   By: /s/ Julian A. Brodsky
                                      ------------------------------------------

                                   Name:     Julian A. Brodsky
                                             -----------------------------------

                                   Title:    Vice Chairman
                                             -----------------------------------

                                   Address:  1500 Market Street
                                             Philadelphia, PA 19102
                                             Attn:  General Counsel

                                   VENTURE FUND I, LP


                                   By: /s/ Neal Douglas
                                      ------------------------------------------

                                   Name:     Neal Douglas
                                             -----------------------------------

                                   Title:    General Partner
                                             -----------------------------------

                                   Address:  c/o AT&T Ventures
                                             3000 Sand Hill Road, Bldg. 4,
                                             Suite 235
                                             Menlo Park, CA  94025
                                             Attn:  Neal Douglas

                                   INTUIT INC.

                   [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS RIGHTS AGREEMENT]

                                   By: /s/ James J. Heeger
                                      ------------------------------------------

                                   Name:     James J. Heeger
                                             -----------------------------------

                                   Title:    SVP/CFO
                                             -----------------------------------

                                   Address:  2535 Garcia Avenue
                                             P. O. Box 7850
                                             Mountain View, CA  94039-7850
                                             Attn:  General Counsel

                                   REUTERS NEWMEDIA INC.


                                   By: /s/ Reuters Newmedia Inc.
                                      ------------------------------------------

                                   Name:     ___________________________________

                                   Title:    CFO, Reuters America Holdings Inc.
                                             -----------------------------------

                                   Address:  c/o Reuters America Holdings
                                             1700 Broadway
                                             New York, NY  10019
                                             Attn:  Devin Wenig, Legal Dept.

                                   FIRST DATA CORPORATION


                                   By: /s/ Scott Loftesness
                                      ------------------------------------------

                                   Name:     Scott Loftesness
                                             -----------------------------------

                                   Title:    Executive Vice President
                                             -----------------------------------

                                   Address:  700 Hansen Way
                                             -----------------------------------
                                             Palo Alto, CA 94304
                                             -----------------------------------
                                             ___________________________________

                                   SOUTHBANK VENTURES, INC.

                                   By: /s/ Yoshitaka Kitao
                                      ------------------------------------------

                                   Name:  Yoshitaka Kitao

                   [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS RIGHTS AGREEMENT]

                                   Title:    President

                                   Address:  24-1 Nihonbashi-Hakozakicho
                                             Chuo-ku, Tokyo 103
                                             Japan

                                   MERRILL LYNCH GROUP, INC.


                                   By: /s/ Theresa Lang
                                      --------------------------------
                                   Name:     Theresa Lang
                                             -------------------------
                                   Title:    President
                                             -------------------------

                                   Address:  Merrill Lynch & Co., Inc.
                                             World Financial Center
                                             North Tower
                                             280 Vesey Street
                                             New York, NY  10281-1334
                                             Attn:  Andrea Lowenthal, Esq.

                                   AMERINDO TECHNOLOGY GROWTH FUND II


                                   By: /s/ Albert W. Vilar
                                      --------------------------------
                                   Name:     Albert W. Vilar
                                             -------------------------
                                   Title:    Director
                                             -------------------------

                                   Address:  c/o Amerindo Investment Advisors
                                             399 Park Avenue, 18th Floor
                                             New York, NY  10022

                                   ATTRACTOR L.P.


                                   By: /s/ Harvey Allison
                                      --------------------------------
                                   Name:     Harvey Allison
                                             -------------------------
                                   Title:    MM of Attractor Ventures LLC
                                             GD of Attractor
                                             -------------------------

                                   Address:  2730 Sand Hill Road, Suite 280
                                             Menlo Park, CA  94025

                   [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS RIGHTS AGREEMENT]

                                             Attn:  Harvey Allison

                                   CHANCELLOR LGT ASSET MANAGEMENT


                                   By: /s/ Joan DeSantis
                                      --------------------------------
                                   Name:     Joan DeSantis
                                             -------------------------
                                   Title:    Nominee Partner
                                             -------------------------

                                   Address:  1166 Avenue of the Americas
                                             New York, NY  10036
                                             Attn:  Alessandro Piol

                   [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS RIGHTS AGREEMENT]

                                   SCHEDULE A

                             Schedule of Investors

                                         Number               Purchase
          Name                         of shares                price
---------------------------        -------------------  -----------------
Cisco Systems, Inc.                     812,500             $6,500,000.00
Microsoft Corporation                   812,500              6,500,000.00
Venture Fund I, LP                      250,000              2,000,000.00
COMCAST Investment Holdings, Inc.       250,000              2,000,000.00
First Data Corporation                  250,000              2,000,000.00
Intuit Inc.                             250,000              2,000,000.00
Reuters NewMedia Inc.                   250,000              2,000,000.00
SOFTBANK Ventures, Inc.                 250,000              2,000,000.00
Merrill Lynch & Co., Inc.               250,000              2,000,000.00
Amerindo Technology Growth Fund II       62,500                500,000.00
Attractor L.P.                           62,500                500,000.00
Chancellor LGT Asset Management          62,500                500,000.00
                                   -------------------  -----------------
               TOTAL:                 3,562,500            $28,500,000.00

                                   SCHEDULE D

                            Schedule of Stockholders


                                   EXHIBIT D
                                   ---------

                           Schedule of Stockholders
                           ------------------------

Series A Preferred Stockholders                         No. of Shares
-------------------------------                         -------------

Ameritech Development Corporation                           452,000

Bessemer Venture Partners DCI                              850,000

First TZMM Investment Partnership                            23,550

Fischer Security Corporation                                425,000

GC&H Investments                                             33,333

Intel Corporation                                           850,000

Mistsubishi Corporation                                     425,000

Security Dynamics Technologies, Inc.                        425,000

Visa International Service Association                      850,000
                                                        -----------

                      TOTAL                               4,306,883

Series B Preferred Stockholders                         No. of Shares
-------------------------------                         -------------

Kleiner Perkins Caufield & Byers VII                      1,153,207

KPCB VII Founders Fund                                      125,947

KPCB Information Science Zaibatsu III                        32,799

Bessemer Venture Partners DCI                               187,819

Mitsubishi Corporation                                       72,026

Security Dynamics Technologies, Inc.                         72,026

Intel Corporation                                           144,052

Ameritech Development Corporation                            72,026

GC&H Investments                                              5,589

Visa International Service Association                      144,052

Fischer Security Corporation L.L.C.                          72,026

First TZMM Investment Partnership                            17,554
                                                          ---------

                               TOTAL                      2,099,123


Schedule of Stockholders
Page 2

Common Stockholders                                     No. of Shares
-------------------                                     -------------

The Allison A. Zisko 1996 Trust                              10,000

Webster Augustine                                            55,000

Michael Baum                                                125,000

Bessemer Venture Partners DCI                               258,333

D. James Bidzos                                             125,000

Lynette Covington                                             2,000

Ethel Daly                                                  140,000

Cheryl Erickson                                               2,000

Dana L. Evan                                                135,000

Joni F. Harris                                                1,000

Hart Enterprises, LLC                                           500

Interim Services, Inc.                                        2,500

The Joy E. Tomlinson 1996 Trust                               5,000

Kairdos L.L.C.                                              100,000

Betty J. Kinser                                              12,000

Lisa Kleissner                                                1,000

Peter Landrock                                                6,000

Lynn McNulty                                                  1,000

Ram A. Moskovitz                                                625

The Natalie L. Zisko 1996 Trust                              10,000

Jason Paul                                                    6,250

Ronald Rivest                                               125,000

RSA Data Security, Inc.                                   4,000,000


Schedule of Stockholders
Page 3


Common Stockholders (cont'd)                            No. of Shares
----------------------------                            -------------

Arn Schaeffer                                               142,000

Stratton Sclavos                                            616,000

The Tucker Tomlinson 1996 Trust                               5,000

TZM Investment Fund                                          50,000

Richard Yanovitch                                           290,000

George Ziemba                                               125,000
                                                         ----------
                           TOTAL                          6,351,208